SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement	☐ Confidential,for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement

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☐ Soliciting	Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

THE INDIA GROWTH FUND INC.

(Name of Registrant as Specified in Its Charter)

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THE INDIA GROWTH FUND INC.

c/o UBS Global Asset Management (US) Inc.
(formerly Brinson Advisors, Inc.)
51 West 52nd Street
New York, New York 10019
For questions about the Proxy Statement, please call: (866) 531-8037

November 15, 2002

DEAR STOCKHOLDERS:

A special meeting of stockholders of The India Growth Fund Inc. (the “Fund”) will be held on Monday, December 16, 2002, at 11:00 a.m., New York time, at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166. A Notice and Proxy Statement, proxy card and postage prepaid envelope are enclosed.

At the special meeting, the stockholders will consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board of Directors of the Fund. The Board of Directors has unanimously determined that a complete liquidation of the Fund in accordance with the terms of the Plan is in the best interests of the Fund and its stockholders. The Board of Directors has recommended that the stockholders approve the Plan.

You are cordially invited to attend the meeting. If you do not plan to attend, however, we urge you to complete and return your signed and dated proxy in the envelope provided.

Respectfully,

R. RANGARAJAN
Secretary and Treasurer

THE INDIA GROWTH FUND INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of
THE INDIA GROWTH FUND INC.:

Notice is hereby given that a special meeting of stockholders of The India Growth Fund Inc. (the “Fund”) will be held on Monday, December 16, 2002 at 11:00 a.m., New York time, at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166, for the following purposes:

1.  To consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board of Directors of the Fund.

2.  To transact such other business as may properly come before the meeting or adjournments thereof.

The Board of Directors has unanimously determined that a complete liquidation of the Fund in accordance with the terms of the Plan is in the best interests of the Fund and its stockholders. The Board of Directors has recommended that the stockholders approve the Plan. Subject to receipt of the requisite stockholder approval and the determination that the Fund has sufficient liquid assets to meet its existing and anticipated liabilities, stockholders remaining in the Fund can expect to receive one or more liquidating distributions, in cash, as soon as reasonably practicable. However, there is no minimum distribution to stockholders.

When and if the Plan becomes effective (as further described in the Plan), the stockholders’ respective interests in the Fund’s assets will not be transferable by negotiation of the share certificates and the Fund’s shares will cease to be traded on the New York Stock Exchange, Inc. Stockholders holding stock certificates should consider arranging with the Fund’s transfer agent a return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The Fund’s transfer agent is: PFPC Inc. They can be reached at 800-331-1710. The Board of Directors has fixed the close of business on October 31, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.

By order of the Board of Directors,

R. RANGARAJAN

Dated: November 15, 2002

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

THE INDIA GROWTH FUND INC.

C/O UBS GLOBAL ASSET MANAGEMENT (US) INC.
(FORMERLY BRINSON ADVISORS, INC.)
51 WEST 52ND STREET
NEW YORK, NEW YORK 10019
For Questions About The Proxy Statement, Please Call: (866) 531-8037

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of THE INDIA GROWTH FUND INC. (the “Fund”) for use at the special meeting of stockholders, to be held on Monday, December 16, 2002, at 11:00am, New York time, at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166, and at any adjournments thereof. The purpose of the meeting and the matters to be acted upon are set forth in the accompanying notice of special meeting of stockholders.

This Proxy Statement and the form of proxy are being mailed to stockholders on or about November 15, 2002. Any stockholder giving a proxy has the power to revoke it by mail (addressed to the Fund, c/o PFPC Inc., Proxy Services, P.O. Box 43052, Providence, Rhode Island 02940-5105), or in person at the meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the meeting will be voted as specified in the proxy or, if no specification is made, “FOR” the proposal referred to in this Proxy Statement.

The Board of Directors has fixed the close of business on October 31, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. Stockholders on the record date will be entitled to one vote for each share held. As of the record date, the Fund had 5,339,066.76 outstanding shares of common stock.

The Fund will furnish without charge a copy of its annual report for its fiscal year ended June 30, 2002 to any stockholder requesting such report. Requests for copies of these reports should be made by writing to UBS Global Asset Management (US) Inc., the Fund’s administrator, at 51 West 52nd Street, New York, New York 10019. Unit Trust of India Investment Advisory Services Limited (“UTIIAS”) is the Fund’s investment adviser. Its business address is World Trade Centre 1, 8th Floor, Cuffe Parade, Mumbai, India 400-005.

PROPOSAL TO LIQUIDATE AND DISSOLVE THE FUND

Background

Shares of closed-end equity funds typically trade in the marketplace at a discount to their net asset value (the “discount”). This has been true in the case of the Fund as well as many other closed-end single country equity funds. Thus, the market price paid for the Fund’s shares generally has been less than the underlying value of the

Fund’s portfolio. For example, from January 1, 2002 through October 2, 2002, the average discount of the Fund’s shares was approximately –19.16%, while in 2001 the average discount was –21.18%. These discounts do not always prevail, however, since at times in the past the Fund’s shares traded at a premium to their net asset value.

The Board of Directors over the years has discussed the significance of the existence of the discount and the impact on stockholders. The Board of Directors has discussed and considered various alternative strategies to address the discount, including instituting share repurchases, making tender offers for outstanding shares, instituting a managed dividend, combining with other funds, converting to an open-end fund, and liquidating the Fund’s assets. The Board of Directors in the past, however, has consistently concluded that it was in the best interests of the Fund and its stockholders to maintain the current closed-end format, because, in the view of the Board of Directors and UTIIAS, the closed-end format was the best structure for a fund investing in Indian markets with the Fund’s investment strategies. In connection with those past considerations, it was the view of UTIIAS that attractive equity investment opportunities could be found in India in the small- and mid-capitalization and less liquid sectors of the Indian equity markets. An open-end structure could disrupt this portfolio strategy and could force the sale of securities in a relatively illiquid market at times when it would hurt the Fund and its stockholders.

In an attempt to address the discount and enhance stockholder value, at special meetings of the Board of Directors in October and November 2000, the Board of Directors of the Fund approved a tender offer for 40% of the outstanding shares of the Fund at the net asset value of the Fund’s shares (the “Tender Offer”). A total of 3,932,244.1745 shares, representing approximately 40% of the Fund’s outstanding shares, were accepted for payment pursuant to the Tender Offer.

In a further attempt to address the discount and enhance stockholder value, on May 21, 2001, the Board of Directors approved a share repurchase program (the “Share Repurchase Program”) authorizing the Fund to repurchase up to an aggregate of 10% of the outstanding shares of the Fund’s common stock. From the inception of the Share Repurchase Program through June 30, 2002, 559,300 shares, representing 9.5% of the Fund’s outstanding shares when the Share Repurchase Program commenced, were repurchased.

Despite the Tender Offer and the Share Repurchase Program, the Fund’s average discount rate continued to remain rather high during 2001 and 2002. As a result of this recurring high discount, the Board of Directors and UTIIAS undertook a more intensive review of the Fund’s alternatives for addressing the discount, including converting the Fund into an open-end mutual fund, merging the Fund with another fund, or liquidating the Fund. Based on that review, the Board of Directors determined that open-ending the Fund is not a viable option because: (a) demand for an open-end fund investing only in Indian equities appeared to be very limited, (b) distributors in the mutual fund industry contacted by UTIIAS showed little or no interest in selling such a vehicle, and (c) to open-end the Fund would be very costly to its remaining stockholders since the anticipated resulting heavy redemptions would likely increase the Fund’s operating expense ratio to an unacceptable level. The Board of Directors also considered merging or combining the Fund with another closed-end fund. In this regard, the Directors were advised that the structure of the Fund is such that, in order to effectuate a merger with another fund, the Fund would be required to first liquidate its portfolio. Consequently, the Board determined that it would be in the best interests of the Fund and its stockholders to recommend liquidation of the Fund, thereby giving individual stockholders a choice, once the assets of the Fund are liquidated, as to whether or not to reinvest them in another fund investing in Indian securities. The Directors also observed that a merger with a closed-end fund would be unlikely to remedy the discount since most other closed-end funds trade at discounts.

In light of the foregoing considerations and other relevant factors, the Board of Directors has approved and authorized the orderly liquidation and dissolution of the Fund based on its determination that such action was advisable and in the best interests of the Fund and all of its existing stockholders. The Board of Directors, including all of the Directors who are not “interested persons” of the Fund (as that term is defined under the Investment Company Act of 1940, as amended (the “1940 Act”)), also adopted the Plan and directed that the Plan be submitted for consideration by the Fund’s stockholders. A copy of the Plan is attached hereto as Exhibit A.

If (a) the Plan is approved by the requisite stockholder vote and (b) the Fund’s Board of Directors determines, in its sole discretion, that the Fund has sufficient liquid assets to meet its existing and anticipated liabilities, the Fund’s assets will be liquidated at market prices and on such terms and conditions as determined to be reasonable and in the best interests of the Fund and its stockholders in light of the circumstances in which they are sold, and the Fund will file Articles of Dissolution with the State of Maryland. Stockholders will receive their proportionate cash interest of the net distributable assets of the Fund upon liquidation.

Under Maryland law and pursuant to the Fund’s Articles of Incorporation and Amended and Restated ByLaws, the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Fund entitled to vote thereon is needed to approve the liquidation of the Fund. For purposes of the vote on the Plan, abstentions and broker non-votes will have the same effect as a vote against the Plan, but will be counted toward the presence of a quorum. In the event that a majority of the outstanding shares of capital stock of the Fund are not voted in favor of the Plan, with the result that the Plan is not approved, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies. In the event the Plan is not approved, the Board of Directors presently intends to meet to consider what, if any, steps to take in the best interests of the Fund and its stockholders including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to stockholders for future consideration. Also, if the Plan is not approved by stockholders, the Fund will continue to take all reasonable steps to reduce the discount. In the event that a quorum is not present, the Meeting may be adjourned.

Notwithstanding the approval of a majority of the outstanding shares of capital stock of the Fund, the Board of Directors of the Fund, in its sole discretion, must determine that the Fund has sufficient liquid assets to meet its existing and anticipated liabilities prior to the liquidation of the Fund’s assets. While it is expected that the Fund will be able to identify all of its liabilities shortly after the Fund’s stockholders approve the liquidation, should any unanticipated liabilities arise the Fund is currently unable to estimate with precision the costs of resolving such liabilities and exactly when such liabilities would be resolved. Consequently, the amounts set forth under “Distribution Amounts” below are for illustrative purposes only. If any such liabilities should arise, the Fund will not liquidate until the Board of Directors determines, in its sole discretion, that the Fund has sufficient liquid assets to meet such liabilities.

Summary of Plan of Liquidation and Dissolution

The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Exhibit A. Stockholders are urged to read the Plan in its entirety.

Effective Date of the Plan and Cessation of the Fund’s Activities as an Investment Company.    The Plan will become effective only upon (a) its adoption and approval by the holders of a majority of the outstanding shares of the Fund and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all possible claims pending against the Fund and/or its Board of Directors (the “Effective Date”). Following these two events, the Fund (i) will cease to invest its assets in accordance with its investment objective and, to the extent necessary, will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash or cash equivalents, provided, however, that after shareholder approval of the Plan, the Board of Directors may authorize the commencement of the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, (ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, and (iii) will dissolve in accordance with the Plan and will file Articles of Dissolution with the State of Maryland (Plan, Sections 1-2, 5 and 12). The Fund will, nonetheless, continue to meet the source of income, asset diversification and distribution requirements applicable to regulated investment companies through the last day of its final taxable year ending on liquidation.

Closing of Books and Restriction on Transfer of Shares.    The proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their holdings on the Effective Date. On such date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders’ respective interests in the Fund’s assets will not be transferable by the negotiation of share certificates and the Fund’s shares will cease to be traded on the NYSE (Plan, Section 3).

Liquidation Distributions.    The distribution of the Fund’s assets will be made in up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund’s assets (the “First Distribution”) is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund’s books on the First Distribution date, and (b) liabilities as the Board of Directors reasonably deem to exist against the assets of the Fund on the Fund’s books. However, there can be no assurance that the Fund will be able to declare and pay the First Distribution. If the First Distribution is declared and paid, the amount of the First Distribution currently is uncertain. A second distribution (the “Second Distribution”), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

Stockholders holding stock certificates should consider arranging with the Fund’s transfer agent a return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent is PFPC Inc., c/o Equiserve Trust—Corporate Actions, Post Office Box 43014, Providence, Rhode Island 02940-3014. The transfer agent can be reached at 800-331-1710. All stockholders will receive information concerning the sources of the liquidating distribution (Plan, Section 7). All monies not paid due to non-surrender of stock certificates will reside in a non-interest bearing account and will eventually be escheated to the State of Maryland.

Expenses of Liquidation and Dissolution.    All of the expenses incurred by the Fund in carrying out the Plan will be borne by the Fund (Plan, Section 8).

Continued Operation of the Fund.    The Plan provides that the Board of Directors has the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board of Directors may abandon the Plan, with stockholder approval, prior to the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland if the Board of Directors determines that such abandonment would be advisable and in the best interests of the Fund and its stockholders (Plan, Sections 9 and 10). However, it is the Board of Directors’ current intention to liquidate and dissolve the Fund as soon as practicable following the settlement of all possible claims pending against the Fund and/or the Board of Directors.

Distribution Amounts

The Fund’s net asset value on November 6, 2002, 2002 was $50,454,438.64. At such date, the Fund had 5,339,066.76 shares outstanding. Accordingly, on November 6, 2002, the net asset value per share of the Fund was $9.45. The amounts to be distributed to stockholders of the Fund upon liquidation will be reduced by any remaining expenses of the Fund, including Indian taxes payable on the net long-term capital gains realized by the Fund upon the liquidation of its assets in India, the expenses of the Fund in connection with the liquidation and portfolio transaction costs, as well as any costs incurred in resolving any claims that may arise against the Fund. Liquidation expenses are estimated to be approximately $228,000 (or approximately $0.043 per share outstanding on November 6, 2002). The Fund’s remaining portfolio transaction costs (including amounts allocated for dealer markup on securities traded over the counter) are estimated to be approximately $42,280, although actual portfolio transaction costs will depend upon the composition of the portfolio and the timing of the sale of portfolio securities. Actual liquidation expenses and portfolio transaction costs may vary. Based upon the net appreciation in the value of the units outstanding with respect to the Fund’s unit scheme arrangement in India, the Fund estimates that Indian net long-term capital gains taxes payable upon redemption of such units at the value as of November 6, 2002 would be approximately $150,000, based on an assumed tax rate of 10.5%, although changes in the market value of the Fund’s assets, or the imposition of a different tax rate, could increase or decrease that amount. See “General Tax Consequences if the Plan is Approved—Indian Tax Consequences to the Fund.” Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to stockholders. Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to stockholders.

General Tax Consequences If the Plan is Approved

U.S. Federal Income Tax Consequences to the Stockholders.    The liquidating distribution received by a stockholder will be treated for U.S. federal income tax purposes as full payment in exchange for the stockholder’s shares and will thus be treated as a taxable sale. The stockholder will recognize gain or loss equal to the difference between the payment received in exchange for the shares surrendered in the liquidation and the stockholder’s adjusted basis in such shares. If such shares are held as a capital asset, the gain or loss will be capital gain or loss. The maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the applicable ordinary individual income rate with respect to capital assets held for one year or less and (ii) 20% with respect to capital assets held for more than one year. Any gain recognized by a corporate stockholder will be subject to tax at the applicable ordinary corporate income tax rate.

The foregoing discussion does not address the U.S. federal income tax consequences to stockholders who are not U.S. citizens or residents or otherwise subject to U.S. federal income tax on a net basis.

U.S. Federal Income Tax Consequences to the Fund.    If the Plan is adopted, liquidating distributions made by the Fund within 24 months after adoption of the Plan will, to the extent of the Fund’s earnings and profits for the taxable year, be treated as dividends paid for purposes of determining the Fund’s deduction for dividends paid. Since the Fund anticipates that distributions of the proceeds from the liquidation of the Fund’s assets will exceed the Fund’s income for the Fund’s current taxable year, provided the Fund continues to meet the requirements for qualification as a registered investment company, the Fund believes that it will not be subject to U.S. federal income tax on gain recognized in connection with the liquidation of the Fund’s assets.

Indian Tax Consequences to the Fund.    If the Plan is adopted, the Fund will redeem for cash all of its units in the Unit Trust of India – India Growth Fund Scheme (the “Indian Trust”) and then liquidate the Indian Trust. In general, the amount of net long-term capital gains realized by the Fund on the redemption of its units (i.e., the net positive difference, if any, between the net asset value at which the units are redeemed and the initial cost of such units) will be subject to Indian taxes at a rate of 10.5%, provided that the Indian Trust is subject to the provisions of Section 115AB of the Indian Tax Act. While the Fund believes that the Indian Trust is subject to the provisions of Section 115AB of the Indian Tax Act, if this position is incorrect the Fund will be subject to Indian taxes at a rate of 21% on its net long-term capital gains. Although the Fund has operated as a Mauritius resident in order to avail itself of the benefits under the Double Taxation Treaty between India and Mauritius (the “Treaty”), based on advice received from Amarchand & Mangaldas, Indian counsel to the Fund on the basis of recent developments in relation to the relevant Indian law, the Fund believes that it is unlikely that the Indian tax authorities will allow the Fund to avail itself of the benefits under the Treaty. Therefore, upon receipt of confirmation from the relevant Indian tax authority as to the applicability of Section 115AB of the Indian Tax Act, the Fund will withhold and pay to Indian tax authorities Indian tax at a rate of 10.5% on any net long-term capital gain realized on the redemption of units in connection with the proposed liquidation of the Fund.

Indian Tax Consequences to the Shareholders.    The Fund has received advice from Indian counsel that it is unlikely that a shareholder of the Fund will be subject to Indian taxes on liquidating distributions from the Fund.

Impact of the Plan on the Fund’s Status Under the 1940 Act

On the Effective Date, the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the Securities and Exchange Commission (the “Commission”) will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund’s activities as an investment company and its deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action (Plan, Sections 1, 2, 9 and 11).

Until the Fund’s withdrawal as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

Procedure For Dissolution Under Maryland Law

After the Effective Date, pursuant to the Maryland General Corporation Law and the Fund’s Articles of Incorporation and Amended and Restated Bylaws, if at least a majority of the Fund’s aggregate outstanding shares of capital stock are voted for the proposed liquidation and dissolution of the Fund, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized. The Fund’s Board of Directors will be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund (Plan, Sections 2 and 12).

Appraisal Rights

Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan (Plan, Section 14).

Voting Information

Approval of the Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Fund entitled to vote at the meeting. Unless a contrary specification is made, the accompanying Proxy Card will be voted FOR approval of the Plan.

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO LIQUIDATE AND DISSOLVE THE FUND.

THE UNIT TRUST OF INDIA

The President of India promulgated an ordinance on October 29, 2002 titled “The Unit Trust of India (Transfer of Undertaking and Repeal) Ordinance 2002 (No. 5 of 2002)” for the transfer and vesting of undertakings of the Unit Trust of India to a “specified company” and the “administrator” as per schedules to the ordinance and to repeal the Unit Trust of India Act of 1963 on a date to be determined by the Central Government. It is proposed that all of the offshore schemes vest in this “specified company,” a company to be formed and registered under The Indian Companies Act and whose entire share capital would be subscribed for by financial institutions or banks specified by the Central Government. In accordance with Securities & Exchange Board of India (Mutual Fund) Regulations of 1996, the “specified company” is proposed to be structured in the form of a mutual fund. This mutual fund would enjoy tax benefits presently available to a mutual fund under Section 10(23D) of The Income Tax Act of 1961. Pursuant to Section 5 of the ordinance (titled “General Effect of Vesting of Undertaking or Specified Undertaking in Specified Company or Administrator”), all of the contracts, deeds, bonds, guarantees, powers of attorney, other instruments (including all units issued and unit schemes formulated by Unit Trust of India) and working arrangements existing immediately before the appointed day shall be of full force and effect against or in favor of the specified company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is information with respect to persons who, to the knowledge of the management of the Fund, owned beneficially more than 5% of the Fund’s outstanding shares as of October 31, 2002. The information is based on publicly available Schedule 13D and 13G disclosures filed with the Securities and Exchange Commission.

Title or Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	City of London Investment Group PLC 10 Eastcheap London, EC3M ILX England	Has sole power to vote and dispose of 692,578 shares.	12.97%

Common Stock	City of London Investment Management Company Ltd. 10 Eastcheap London, EC3M ILX England	Has sole power to vote and dispose of 676,778 shares	11.9%

MISCELLANEOUS

Proxies will be solicited by mail and may be solicited in person or by telephone or facsimile by officers of the Fund or personnel of the Adviser. The Fund has retained Georgeson Shareholder Communications Inc. to assist in the proxy solicitation. The cost of their services is estimated at $10,000, plus out-of-pocket expenses. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Fund’s officers or agents in person, by telephone or by facsimile will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons holding the Fund’s shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

In the event that a quorum is not present at the special meeting, or in the event that a quorum is present but sufficient votes to approve or reject the proposal are not received, the persons named as proxies may propose one or more adjournments of the special meeting to a date not more than 120 days after the original record date to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. Under the Fund’s Bylaws, a quorum is constituted by the presence in person or by proxy of the holders of record of at least a majority of the outstanding shares of common stock of the Fund entitled to vote at the special meeting. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

ANNUAL MEETING AND STOCKHOLDER PROPOSALS

In the past, the Fund has held an annual meeting of stockholders, typically in the month of October, for the purpose of electing directors whose terms expire at the annual meeting. In view of the proposal to liquidate and dissolve the Fund, the Board of Directors determined to postpone the 2002 annual meeting pending the outcome of the stockholder vote on the Plan. If the Plan is approved, the current members of the Board of Directors intend to continue in their positions in order to supervise the liquidation and dissolution of the Fund, based on their determination that there would be no need to hold Board of Directors elections for the short period of time between the approval of the Plan and the final liquidation and dissolution of the Fund. However, if the Plan is not approved, the Board of Directors will convene an annual meeting of stockholders for the purpose of the election of directors.

In order to submit a stockholder proposal to be considered for inclusion in the Fund’s proxy statement for the Fund’s annual meeting of stockholders, if one is held, stockholder proposals must be received by the Fund (addressed to The India Growth Fund Inc., c/o UBS Global Asset Management (US) Inc., 51 West 52nd Street, New York, New York 10019) within a reasonable time before the Fund begins to print and mail its proxy materials. Any stockholder who desires to bring a proposal at the Fund’s annual meeting of stockholders, if one is held, without including such proposal in the Fund’s proxy statement, must deliver written notice thereof to the Fund (addressed to The India Growth Fund Inc., UBS Global Asset Management (US) Inc., 51 West 52nd Street, New York, New York 10019) not earlier than the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

By order of the Board of Directors,

R. RANGARAJAN
Secretary and Treasurer

51 West 52nd Street
New York, New York 10019
November 15, 2002

EXHIBIT A

THE INDIA GROWTH FUND INC.

PLAN OF LIQUIDATION AND DISSOLUTION

The following Plan of Liquidation and Dissolution (the “Plan”) of The India Growth Fund Inc. (the “Fund”), a corporation organized and existing under the laws of the State of Maryland, which has operated as a closed-end, management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund’s Articles of Incorporation.

WHEREAS, the Fund’s Board of Directors, at a special meeting of the Board of Directors held on October 3, 2002, has deemed that in its judgment it is advisable to liquidate and dissolve the Fund, has adopted this Plan as the method of liquidating and dissolving the Fund and has directed that this Plan be submitted to stockholders of the Fund for approval;

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1.    Effective Date of Plan.    The Plan shall be and become effective only upon (a) the adoption and approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund and its Board of Directors. The date of such adoption and approval of the Plan by stockholders and resolution of all pending claims is hereinafter called the “Effective Date.”

2.    Cessation of Business.    After the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and will dissolve in accordance with the Plan.

3.    Restriction of Transfer and Redemption of Shares.    The proportionate interests of stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date. On the Effective Date, the books of the Fund shall be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders’ respective interests in the Fund’s assets shall not be transferable by the negotiation of share certificates and the Fund’s shares will cease to be traded on the New York Stock Exchange, Inc.

4.    Notice of Liquidation.    As soon as practicable after the Effective Date, the Fund shall mail notice to the appropriate parties that this Plan has been approved by the Board of Directors and the stockholders and that the Fund will be liquidating its assets. Specifically, upon approval of the Plan, the Fund shall mail notice to its known creditors at their addresses as shown on the Fund’s records, to the extent such notice is required under the Maryland General Corporation Law (the “MGCL”).

5.    Liquidation of Assets.    After the event in clause (a) in Section 1 hereof, the Board of Directors may authorize the commencement of the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars. As soon as is reasonable and practicable after the Effective Date of the Plan, or as soon thereafter as practicable depending on market conditions and consistent with the terms of the Plan, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

6.    Payments of Debts.    As soon as practicable after the Effective Date of the Plan, the Fund shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 7, below.

7.    Liquidating Distributions.    The Fund’s assets are expected to be distributed by up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund’s assets (the “First Distribution”) is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to (a) discharge any unpaid liabilities and obligations of the Fund on the Fund’s books on the First Distribution date, and (b) liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund. A second distribution (the “Second Distribution”), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of and provision for expenses and other liabilities, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income to the Fund.

All stockholders will receive information concerning the sources of the liquidating distribution.

8.    Expenses of the Liquidation and Dissolution.    The Fund shall bear all of the expenses incurred by it in carrying out this Plan including, but not limited to, all printing, mailing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders whether or not the liquidation contemplated by this Plan is effected.

9.    Power of Board of Directors.    The Board of Directors and, subject to the direction of the Board of Directors, the Fund’s officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the 1940 Act, MGCL or any other applicable laws.

The death, resignation or other disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

10.    Amendment or Abandonment of Plan.    The Board of Directors shall have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board of Directors, will materially and adversely affect the interests of the Fund’s stockholders, such variation or amendment will be submitted to the Fund’s stockholders for approval. In addition, the Board of Directors may abandon this Plan, with stockholder approval, prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

11.    De-Registration Under the 1940 Act.    As soon as practicable after the liquidation and distribution of the Fund’s assets, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission in order to de-register the Fund under the 1940 Act. The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) with the SEC.

12.    Articles of Dissolution.    Consistent with the provisions of the Plan, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund’s Articles of Incorporation. As soon as practicable after the Effective Date and pursuant to the MGCL, the Fund shall prepare and file Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation. After the effectiveness of the Articles of Dissolution:

(a)  The Fund’s Board of Directors shall be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund.

(b)  The Director-trustees shall (i) collect and distribute any remaining assets, applying them to the payment, satisfaction and discharge of existing debts and obligations of the Fund, including necessary expenses of liquidation; and (ii) distribute the remaining assets among the stockholders.

(c)  The Director-trustees may (i) carry out the contracts of the Fund; (ii) sell all or any part of the assets of the Fund at public or private sale; (iii) sue or be sued in their own names as trustees or in the name of the Fund; and (iv) do all other acts consistent with law and the Articles of Incorporation of the Fund necessary or proper to liquidate the Fund and wind up its affairs.

13.    Power of the Directors.    Implementation of this Plan shall be under the direction of the Board of Directors, who shall have full authority to carry out the provisions of this Plan or such other actions as they deem appropriate without further stockholder action.

14.    Appraisal Rights.    Under Maryland law, stockholders will not be entitled to appraisal rights in connection with the Plan.

THE INDIA GROWTH FUND INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
SPECIAL MEETING OF STOCKHOLDERS – DECEMBER 16, 2002

The undersigned stockholder of The India Growth Fund Inc. (the “Fund”) hereby appoints R. Rangarajan, Laurence E. Cranch and Paul Schubert, and each of them, the proxies of the undersigned, with full power of substitution, to vote and act for and in the name and stead of the undersigned at the Special Meeting of Stockholders of the Fund (the “Meeting”), to be held at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, NY 10166, on Monday, December 16, 2002 at 11:00 a.m. New York time, and at any and all adjournments thereof according to the number of votes the undersigned would be entitled to cast if personally present.

PROPOSAL:

The liquidation and dissolution of the Fund, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund.

☐  FOR                         ☐  AGAINST                         ☐  ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE PROPOSAL.

(Continued and to be signed on the other side)

The Shares represented by this proxy will be voted in accordance with instructions given by the stockholders, but if no instructions are given, this proxy will be voted in favor of the proposal. In addition, the Shares represented by this proxy will be voted on any other matter that may come before the Meeting in accordance with the discretion of the proxies appointed hereby. The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated November 15, 2002.

Dated                                     , 2002

Signature

Signature if held jointly

If shares are held jointly, each Shareholder named should sign. If only one signs, his or her signature will be binding. If the Shareholder is a corporation, the President or a Vice President should sign in his or her own name, indicating title. If the Shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a “Partner.”

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